Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238879

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities, and neither is soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated June 2, 2020

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 2, 2020)

12,845,930 Shares

WERNER ENTERPRISES, INC.

COMMON STOCK

The selling shareholder, the Clarence L. Werner Revocable Trust, is offering 12,845,930 shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “WERN.” On June 1, 2020, the closing sale price of our common stock, as reported on the Nasdaq Global Select Market, was $45.08 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 1 of the accompanying prospectus and the “Risk Factors” section contained in the documents incorporated by reference herein to read about factors you should consider before investing in our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts	$	$
Proceeds, before expenses, to the selling shareholder	$	$

The selling shareholder has granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,284,593 shares of common stock.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on or about                     , 2020.

MORGAN STANLEY

The date of this prospectus supplement is                     , 2020.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our common stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading “Incorporation of Certain Information by Reference”), any related free writing prospectus we may file with the Securities and Exchange Commission (“SEC”) and any other information to which we may refer you.

This prospectus supplement and the accompanying prospectus are part of an effective registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the other information to which we refer you. Neither we, the selling shareholder nor the underwriter have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this

S-i

prospectus supplement or the accompanying prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement, the accompany prospectus or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction. See “Underwriting.”

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any of their contents.

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares in any Member State of the European Economic Area or in the United Kingdom (each a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

S-ii

Unless the context requires otherwise or except as otherwise noted, as used in this prospectus supplement the words “we,” “Company,” “us” and “our” refer to Werner Enterprises, Inc. and its consolidated subsidiaries. The term “selling shareholder” means the Clarence L. Werner Revocable Trust.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of certain words, such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project” and other similar terms and language. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking, including without limitation:

•	any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items,

•	any statement of plans, strategies, and objectives of management for future operations,

•	any statements regarding future economic conditions or performance, including future inflation, consumer spending, and supply chain conditions,

•	future fleet count and age,

•	future equipment prices, our equipment purchasing or leasing plans, gains or losses on sales of equipment, and expected equipment turnover,

•	the expected freight environment, including freight demand, pricing and volumes,

•	future fuel prices and supply and the expected impact of fuel efficiency initiatives,

•	future expenses and our ability to control costs,

•	future third-party service provider relationships, costs and availability,

•	future safety performance,

•	the impact of pending legal proceedings,

•	future tax rates,

•	future depreciation, and

•	future investment in and deployment of new or updated technology.

We believe the forward-looking statements are reasonable based on currently available information. However, forward-looking statements involve risks, uncertainties and assumptions, whether known or unknown, that could cause our actual results, business, financial condition and cash flows to differ materially from those anticipated in the forward-looking statements, including without limitation:

•	changes in overall economic conditions,

•	difficulty in recruiting and retaining qualified and experienced drivers, recent driver training school graduates and independent contractors,

•	increases in fuel prices and shortages of fuel,

•	increased competition within our industry,

•	the impacts of the COVID-19 global pandemic,

•	changes in or violations of laws and regulations applicable to us and our operations,

•	the effects of seasonal patterns and adverse weather conditions,

•	the loss or financial failure of any of our key customers,

S-iii

•	decreased availability of third-party capacity providers,

•	changes in the international business landscape affecting regions in which we are conducting or plan to conduct business,

•	increases in the number of our insurance claims and insurance-related costs,

•	decreased demand for our used revenue equipment,

•	loss of key personnel,

•	difficulty in obtaining goods and services from our vendors and suppliers, and

•	service interruptions or failure of our information technology infrastructure or a breach of our information security systems, networks or processes.

A discussion of important factors relating to forward-looking statements is included in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and this prospectus supplement. You should not unduly rely on the forward-looking statements included in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed incorporated by reference herein and therein because such statements speak only to the date they were made. Unless otherwise required by applicable securities laws, we undertake no obligation or duty to update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed incorporated by reference herein and therein to reflect subsequent events or circumstances or the occurrence of unanticipated events. In addition, historical information should not be considered as an indicator of future performance.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading “Risk Factors” of this prospectus supplement and the accompanying prospectus and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and any related free writing prospectus before deciding to invest in our common stock.

Our Company

We are a transportation and logistics company engaged primarily in transporting truckload shipments of general commodities in both interstate and intrastate commerce. We also provide logistics services through our Werner Logistics segment. We believe we are one of the largest truckload carriers in the United States (based on total operating revenues), and our headquarters are located in Omaha, Nebraska, near the geographic center of our truckload service area. We were founded in 1956 by Clarence L. Werner, who started the business with one truck at the age of 19 and serves as our Chairman. We were incorporated in the State of Nebraska in September 1982 and completed our initial public offering in June 1986 with a fleet of 632 trucks as of February 1986. At the end of the first quarter of 2020, our Truckload Transportation Services (“TTS”) segment had a fleet of 7,835 trucks, of which 7,350 were Company-owned and 485 were owned and operated by independent contractors. Our Werner Logistics division operated an additional 30 intermodal drayage trucks at the end of the first quarter of 2020.

We have two reportable segments—TTS and Werner Logistics. Our TTS segment is comprised of Dedicated and One-Way Truckload. Dedicated had 4,685 trucks as of March 31, 2020 and provides truckload services dedicated to a specific customer, generally for a retail distribution center or manufacturing facility, utilizing either dry van or specialized trailers. One-Way Truckload had 3,150 trucks as of March 31, 2020 and includes the following operating fleets: (i) the medium-to-long-haul van fleet transports a variety of consumer nondurable products and other commodities in truckload quantities over irregular routes using dry van trailers, including Mexico cross-border routes; (ii) the expedited fleet provides time-sensitive truckload services utilizing driver teams; (iii) the regional short-haul fleet provides comparable truckload van service within geographic regions across the United States; and (iv) the Temperature Controlled fleet provides truckload services for temperature sensitive products over irregular routes utilizing temperature-controlled trailers. Our TTS fleets operate throughout the 48 contiguous U.S. states pursuant to operating authority, both common and contract, granted by the U.S. Department of Transportation and pursuant to intrastate authority granted by various U.S. states. We also have authority to operate in several provinces of Canada and to provide through-trailer service into and out of Mexico. The principal types of freight we transport include retail store merchandise, consumer products, grocery products and manufactured products. We focus on transporting consumer nondurable products that generally ship more consistently throughout the year and whose volumes are generally more stable during a slowdown in the economy.

Our Werner Logistics segment is a non-asset-based transportation and logistics provider and generates the majority of our non-trucking revenues through four operating units. These four Werner Logistics operating units are as follows: (i) Truckload Logistics, which uses contracted carriers to complete shipments for brokerage customers and freight management customers for which we offer a full range of single-source logistics management services and solutions; (ii) the intermodal unit offers rail transportation through alliances with rail and drayage providers as an alternative to truck transportation; (iii) Werner Global Logistics international provides complete management of global shipments from origin to destination using a combination of air, ocean, truck and rail transportation modes; and (iv) Werner Final Mile offers home and business deliveries of large or heavy items using third-party agents with two associates operating a liftgate straight truck. Our Truckload Logistics unit had transportation services contracts with 26,016 carriers as of March 31, 2020.

Recent Developments

In connection with the offering, Clarence L. Werner, the grantor and sole trustee of the selling shareholder, stepped down as our Executive Chairman effective May 31, 2020. Mr. Werner will continue to serve as Chairman of our board of directors through the end of his current term, which is expected to end in May 2021 following the Company’s next annual meeting of shareholders. It is expected that Mr. Werner will serve as Chairman Emeritus following the end of his current term on the board.

In connection with Mr. Werner’s transition, our board of directors appointed Derek Leathers, the current Chief Executive Officer and President of the Company, as a member and the Vice Chairman of our board of directors effective May 31, 2020. As a result, the size of our board of directors increased from eight members to nine members and Mr. Leathers was appointed as a Class II director. Mr. Werner has recommended to the board of directors that Mr. Leathers be named Chairman of our board of directors when Mr. Werner’s term ends.

Mr. Leathers will not receive additional compensation for his service as a member of our board of directors. As a result of Mr. Werner’s resignation as Executive Chairman, he will no longer receive his salary as an employee of the Company and, in accordance with the Company’s director compensation policy, he will not receive any compensation in his capacity as a non-independent director.

Corporate Information

Our principal executive offices are located at 14507 Frontier Road, Omaha, Nebraska 68138. Our telephone number is (402) 895-6640. Our website is www.werner.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part hereof or thereof.

THE OFFERING

Common stock offered by the selling shareholder	12,845,930 shares

Underwriter’s option to purchase additional shares	The selling shareholder has granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,284,593 shares of common stock.

Common stock outstanding immediately before and after this offering(1)	69,097,033 shares

Use of proceeds

The selling shareholder will receive all of the proceeds from the sale of its shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.

Dividend policy

We have historically paid cash dividends on our common stock following each fiscal quarter since July 1987. On June 7, 2019, we also paid a special dividend of $3.75 per share of our common stock. We currently intend to continue paying a quarterly dividend at a rate of $0.09 per share. However, we cannot give any assurance that dividends will be paid in the future or of the amount of any such quarterly or special dividends because they are dependent on our earnings, financial condition and other factors.

Risk factors

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 1 of the accompanying prospectus and the “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (each of which is incorporated by reference herein) to read about factors you should consider before investing in our common stock.

Nasdaq Global Select Market symbol	“WERN”

Lock-up agreements

We, all of our directors and executive officers and the selling shareholder have agreed with the underwriter that, without the prior written consent of the underwriter, subject to certain exceptions, neither we nor they will, during the period ending 60 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of our common stock, whether any such swap or arrangement is to be settled by delivery of our common stock or other securities, in cash or otherwise. No other parties are subject to the foregoing restrictions. See “Underwriting.”

(1)

The number of shares of common stock outstanding immediately before and after this offering is based on 69,097,033 shares of our common stock outstanding as of May 29, 2020 and excludes, as of such date:

•	427,189 shares of common stock issuable upon the vesting of outstanding restricted stock awards;

•	275,650 shares of common stock issuable upon the vesting of outstanding performance stock awards (at target); and

•	6,553,996 shares of common stock reserved for future issuance under the Werner Enterprises, Inc. Amended and Restated Equity Plan.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” on page 1 of the accompanying prospectus and the “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (each of which is incorporated by reference herein) before purchasing the shares of our common stock. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market price of our common stock could decline and you could lose part or all of your investment.

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment in the common stock.

Volatility in the market price of our common stock may prevent you from being able to sell the shares at or above the price you paid for them. During the twelve months ended May 31, 2020, the market price of our common stock has fluctuated from a high of $46.95 per share to a low of $27.27 per share. The market price of our common stock could fluctuate significantly for various reasons such as, but not limited to, the following, many of which are beyond our control:

•	the market reaction to the COVID-19 pandemic;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in our earnings or recommendations by research analysts who track our common stock or the stock of other companies in our industry;

•

changes in general conditions in the United States and global economy, financial markets or our industry, including those resulting from changes in fuel prices or fuel shortages, war, incidents of terrorism, pandemics or responses to such events;

•	changes in the competitive landscape for our industry, including any changes resulting from industry consolidation whether or not involving our company;

•	our liquidity position;

•	future sales by us or selling shareholders of common stock or other securities;

•	our dividend policy; and

•

the other risks described or referred to in the “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and this prospectus supplement.

In addition, in recent periods, the stock market has experienced extreme declines and volatility. This volatility has had a significant negative impact on the market price of securities issued by many companies.

The price of our common stock may be affected by the availability of shares for sale in the market and you may experience significant dilution as a result of future issuances of our securities, which could materially and adversely affect the market price of our common stock.

The sale or availability for sale of substantial amounts of our common stock could adversely impact its price. Our articles of incorporation authorize us to issue 200,000,000 shares of common stock. As of May 29, 2020, there were 69,097,033 shares of our common stock outstanding. Accordingly, a substantial number of shares of our common stock are outstanding and available for sale in the market. In addition, we may be obligated to issue additional shares of common stock upon the conversion of outstanding convertible securities or in connection with employee benefit plans (including any equity incentive plans and employee stock purchase plans).

In the future, we may decide to raise capital through offerings of our common stock, additional securities convertible into or exchangeable for common stock, or rights to acquire these securities or common stock. The issuance of additional shares of common stock or additional securities convertible into or exchangeable for common stock could result in dilution of existing shareholders’ equity interests in the Company. Issuances of substantial amounts of common stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for our common stock and we cannot predict the effect this dilution may have on the price of our common stock.

Certain provisions of our Restated Articles of Incorporation and Revised and Restated By-Laws (collectively, the “Governance Documents”) or Nebraska law may delay, defer or prevent a tender offer or takeover attempt, which could reduce the market price of our common stock.

In accordance with the terms of the Governance Documents, our board of directors is divided into three classes, with members of each class serving staggered three-year terms. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management. Further, the classified board framework may have the effect of reducing the impact of our shareholders’ cumulative voting rights and increasing the difficulty that minority shareholders have in electing a particular director or directors since a fewer number of directors are elected at each annual meeting of shareholders, resulting in a fewer number of votes per share of our common stock that can be accumulated by shareholders to vote for a particular nominee.

Certain other provisions of the Governance Documents (including the ability of directors to fill vacancies and limitations on calling special meetings of shareholders) may also have the effect of delaying or preventing changes in control if our board of directors determines that such changes in control are not in the best interests of the Company and its shareholders.

These provisions of the Governance Documents are not intended to prevent a takeover, but are intended to protect and maximize the value of our shareholders’ interests. While these provisions have the effect of encouraging persons seeking to acquire control of the Company to negotiate with our board of directors, they could enable our board to prevent a transaction that some, or a majority, of our shareholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors.

In addition, we are a Nebraska corporation, and the anti-takeover provisions of the Nebraska Shareholders Protection Act (the “Shareholders Protection Act”) impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing shareholders. These provisions could also impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, engaging in a proxy fight or conducting open market purchases, which, under certain circumstances, could reduce the market price of our common stock.

USE OF PROCEEDS

All of the shares of our common stock offered hereby are being sold by the selling shareholder. The selling shareholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares of our common stock in this offering.

SELLING SHAREHOLDER

Clarence L. Werner, the sole trustee of the selling shareholder, is the founder of the Company and has served as a member of the Company’s board of directors since its incorporation in September 1982. On May 10, 2016, Clarence L. Werner stepped down as our Chief Executive Officer and, on May 31, 2020, stepped down as our Executive Chairman. Mr. Werner will continue to serve as Chairman of our board of directors through the end of his current term, which is expected to end in May 2021 following the Company’s next annual meeting of shareholders. In addition, we lease certain land from the selling shareholder pursuant to a revised Lease Agreement, effective as of May 21, 2002 (the “Lease Agreement”). Under the Lease Agreement, Clarence L. Werner, in his capacity as landlord, may receive as rent use of the leased premises for personal use. The current term of the lease is set to expire May 31, 2022. Also, in the normal course of business, we used aircraft charter services for Company business travel pursuant to a customary charter arrangement with an aircraft charter and management entity owned by the son-in-law of Clarence L. Werner, and certain aircraft used for such charters were private aircraft owned by Clarence L. Werner. For additional information concerning these lease and aircraft charter arrangements and other arrangements between the Company and Clarence L. Werner, see Note 9, Related Party Transactions, to the consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and the “Related Person Transactions” section in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2020, each of which is incorporated by reference into this prospectus supplement.

Other than as described above, the selling shareholder has had no material relationship with us within the three years prior to the date of this prospectus supplement.

The following table provides the name of the selling shareholder, information known to us regarding beneficial ownership of our common stock by the selling shareholder as of June 2, 2020 and the number of shares of our common stock offered by the selling shareholder in this offering.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by the selling shareholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities.

	Shares Beneficially Owned Prior to this Offering(1)		Number of Shares Offered Hereby	Shares Beneficially Owned After this Offering(1)
				(Assuming the Underwriter’s Option is Not Exercised)		(Assuming the Underwriter’s Option is Exercised in Full)
Name of Selling Shareholder	Number	%		Number	%	Number	%
Clarence L. Werner Revocable Trust(2)	14,130,523	20.5%	12,845,930	1,284,593	1.9%	—	—

(1)	Percentages are based on 69,097,033 shares of our common stock issued and outstanding as of May 29, 2020.
(2)

Clarence L. Werner, as sole trustee of the selling shareholder, may be deemed to be the beneficial owner of the 14,130,523 shares held by the selling shareholder. The number of shares held by the selling shareholder does not include (i) 3,000 shares held by Clarence L. Werner’s spouse and (ii) 137 shares held by Clarence L. Werner’s spouse as custodian for a minor child under the Uniform Transfer to Minors Act.

U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of shares of our common stock by a Non-U.S. Shareholder who purchases shares of our common stock during this offering. For purposes of this discussion, a “Non-U.S. Shareholder” is a beneficial owner of our common stock that is treated for U.S. federal income tax purposes as:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

•	an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, other than a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)).

This discussion does not address the U.S. federal tax consequences to an entity treated as a partnership for U.S. federal income tax purposes or to persons investing through such an entity. If an entity treated as a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our common stock should consult its own tax advisors as to the U.S. federal income and estate tax consequences of being a partner in a partnership that purchases, owns or disposes of our common stock.

This summary assumes that our common stock is held as a capital asset (generally, property held for investment). This summary is of a general nature and thus does not address all of the U.S. federal income and estate tax considerations that might be relevant to a Non-U.S. Shareholder in light of its particular circumstances or to a Non-U.S. Shareholder subject to special treatment under U.S. federal tax laws (such as banks, insurance companies, dealers in securities or other Non-U.S. Shareholders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, “controlled foreign corporations,” “passive foreign investment companies,” regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, or Non-U.S. Shareholders that hold our common stock as part of a straddle, hedging transaction, conversion transaction or integrated transaction or that purchase or sell our common stock as part of a wash sale for U.S. federal tax purposes). Furthermore, this summary does not discuss any aspects of U.S. federal gift, state, local or non-U.S. taxation. This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated or proposed thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Each prospective purchaser of our common stock is advised to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock. No assurance exists that the IRS will not challenge any of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Shareholder of purchasing, owning and disposing of our common stock.

PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION AND ANY APPLICABLE TAX TREATY.

Distributions

If we make distributions on our common stock, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. Shareholder’s basis in our common stock (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock (as discussed further below).

Any dividend paid to a Non-U.S. Shareholder with respect to our common stock generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Shareholder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, in order to obtain the benefits of such treaty. A Non-U.S. Shareholder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Shareholders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.

If, however, the Non-U.S. Shareholder provides a valid IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States, and otherwise complies with applicable certification requirements, the dividend will not be subject to the withholding tax described above. Instead, such dividend will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.”

Sale, Exchange or Other Taxable Disposition of Our Common Stock

Except as otherwise discussed below, a Non-U.S. Shareholder generally will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange or other taxable disposition of our common stock unless (i) such gain is effectively connected with the Non-U.S. Shareholder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Shareholder in the United States), (ii) the Non-U.S. Shareholder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Shareholder’s holding period with respect to our common stock, and, provided that our common stock is regularly traded on an established securities market within the meaning of applicable U.S. Treasury regulations, such Non-U.S. Shareholder has held, directly or constructively, at any time during said period, more than 5% of our common stock. We do not believe that we are or will become a USRPHC; however, there can be no assurance in that regard.

Gain described in clause (i) immediately above will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.” A Non-U.S. Shareholder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Shareholder during the taxable year.

Effectively Connected Income

Any dividend with respect to, or gain recognized upon a sale, exchange or other taxable disposition of, our common stock that is effectively connected with a trade or business carried on by a Non-U.S. Shareholder within the United States (and, if an income tax treaty applies, that is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Shareholder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. Shareholder’s net effectively connected income, generally in the same manner as if the Non-U.S. Shareholder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. Shareholder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. Shareholder may also be subject to a “branch profits tax” on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Shareholders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

FATCA Withholding

Under legislation commonly known as the Foreign Account Tax Compliance Act or “FATCA,” a U.S. federal 30% withholding tax generally will be imposed on dividends with respect to shares of our common stock paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-U.S. entities, unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. All Non-U.S. Shareholders generally will be required to furnish certifications (generally on an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. Even if a Non-U.S. Shareholder provides such certification, FATCA withholding will still apply where our common stock is held through a non-U.S. broker (or other non-U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a Non-U.S. Shareholder may be eligible for refunds or credits of the tax. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which such applicable Non-U.S. Shareholders are resident or maintain a branch.

Information Reporting and Backup Withholding

Annual reporting to the IRS and to each Non-U.S. Shareholder will be required as to the amount of dividends paid to such Non-U.S. Shareholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Shareholder’s country of residence. Dividends generally are not subject to “backup withholding” if the Non-U.S. Shareholder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI).

The payment of the proceeds of the sale, exchange or other disposition of our common stock to or through the U.S. office of a broker will be subject to both backup withholding (currently at a rate of 24%) and information reporting unless the Non-U.S. Shareholder certifies its non-U.S. status on IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our common stock by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Shareholder certifies its non-U.S. status or otherwise establishes an exemption. Certain Non-U.S. Holders (including corporations) are not subject to backup withholding and information reporting requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Shareholder may be refunded or credited against such Non-U.S. Shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Estate Tax

A Non-U.S. Shareholder who is an individual should note that shares of our common stock (i) owned and held by such individual or (ii) otherwise includible in such individual’s gross estate for U.S. federal estate tax purposes (for example, where such shares are owned and held by a trust funded by such individual and with respect to which the individual has retained certain interests or powers), generally will be, absent an applicable treaty, treated as U.S.-situs property subject to U.S. federal estate tax. Accordingly, Non-U.S. Shareholders who are individuals may be subject to U.S. federal estate tax on all or a portion of the value of our common stock owned, directly or indirectly, at the time of their death. Prospective investors who are non-resident alien individuals (or entities includible in such an individual’s gross estate for U.S. federal estate tax purposes) are urged to consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our common stock.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholder and the underwriter, the selling shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholder, 12,845,930 shares of common stock.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if it purchases any of these shares.

We and the selling shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter proposes to offer our shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $                per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

The following table shows the public offering price, underwriting discounts and proceeds before expenses to the selling shareholder. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares of common stock.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds, before expenses, to the selling shareholder	$	$	$

The expenses of this offering, not including underwriting discounts or transfer taxes, if any, are estimated at $                and are payable by the selling shareholder. The selling shareholder is reimbursing the reasonable fees and disbursements of counsel for the underwriter in connection with the qualification of the shares of our common stock being offered under state securities laws, including the preparation of a blue sky survey (which shall not exceed $5,000) and certain FINRA related expenses (which shall not exceed $20,000).

Option to Purchase Additional Shares

The selling shareholder has granted an option to the underwriter, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,284,593 additional shares at the public offering price, less the underwriting discount.

No Sales of Similar Securities

We, all of our directors and executive officers and the selling shareholder have agreed not to sell or transfer any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any shares of our common stock,

•	sell any option or contract to purchase any shares of our common stock,

•	purchase any option or contract to sell any shares of our common stock,

•	grant any option, right or warrant to purchase or lend any shares of our common stock,

•	otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock,

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of our common stock, whether any such swap or other arrangement is to be settled by delivery of our common stock or other securities, in cash or otherwise,

•	request or demand that we file a registration statement related to our common stock, or

•	publicly disclose the intention to do any of the foregoing.

No other person (other than us, all of our directors and executive officers and the selling shareholder) are subject to the foregoing restrictions in connection with this offering. Notwithstanding the foregoing, we and these other persons may engage in one or more of the following transfers without the written consent of the underwriter, subject to certain conditions:

(i)	with respect to the selling shareholder, sales of any shares of our common stock to the underwriter pursuant to the underwriting agreement;

(ii)	acquisitions of shares of our common stock;

(iii)

transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering provided that certain obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are not triggered and no such reporting is made voluntarily;

(iv)	bona fide gifts;

(v)	certain transfers to immediate family member or trusts for the direct or indirect benefit of the transferor or immediate family members;

(vi)	transfers by will or intestacy or otherwise by operation of law;

(vii)	distributions to limited partners or shareholders of the transferor;

(viii)

exercises of any option to purchase shares of our common stock granted pursuant to the terms of our equity incentive plans, provided that any such purchased shares will be subject to the restrictions described in a lock-up agreement;

(ix)

transfers of securities to us, or withholding of securities by us, in connection with a cashless exercise of securities pursuant to the terms of our equity incentive plans or the payment of taxes associated with the vesting or exercise of securities granted pursuant to the terms of any such plan provided that certain reporting conditions under the Exchange Act are met;

(x)

facilitating the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided any such plan does not provide for transfers of our common stock during the restricted period and certain reporting and filing conditions under the Exchange Act are satisfied;

(xi)	with respect to us, the issuance by us of shares of our common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; or

(xii)

with respect to us, the issuance or granting by us of shares of our common stock, stock options, restricted stock awards, performance stock awards or other equity-based awards pursuant to our existing employee benefit plans;

provided further, however, that in cases of clauses (iv) through (vii) above, (1) the underwriter receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee or transferee, as the case may be and (2) certain reporting obligations under the Exchange Act are not triggered and no such reporting is made voluntarily.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. It also applies to our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

Our common stock trades on the Nasdaq Global Select Market under the symbol “WERN.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. The underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of this offering.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of shares issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the European Economic Area and United Kingdom

In relation to each Relevant State, no offer of shares which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus or any related free writing prospectus to the public may be made in that Relevant State other than:

(a)    to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation); or

(c)    in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement, the accompanying prospectus or taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the account or benefit of any Japanese Person or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other a relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a Relevant Person which is:

(a)	a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an Institutional Investor or an Accredited Investor or other Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby and certain other legal matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois, as to matters of U.S. federal and New York state law, and for us and the selling shareholder by Baird Holm LLP, as to matters of Nebraska state law. Davis Polk & Wardwell LLP, New York, New York, is counsel to the underwriter in connection with this offering. Kirkland & Ellis LLP, Chicago, Illinois, is counsel to the selling shareholder in connection with this offering.

EXPERTS

The consolidated financial statements of Werner Enterprises, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, the related financial statement schedule II listed in the Index in Item 15(a)(2), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019, due to the adoption of ASC Topic 842, Leases, and a change in the method of accounting for revenues as of January 1, 2018, due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus supplement and the accompanying prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is incorporated by reference herein or therein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus supplement and the accompanying prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 20, 2020, March 27, 2020, April 16, 2020, May 12, 2020 and June 2, 2020;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2020; and

•

the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on June 5, 1986, including any amendments and reports filed for the purpose of updating such description. (P)

We also incorporate by reference all future documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC) prior to the termination of the offering of our common stock to which this prospectus supplement and the accompanying prospectus relate, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.

The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated or deemed incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Werner Enterprises, Inc., Post Office Box 45308, Omaha, Nebraska 68145-0308, Attention: Investor Relations, by telephone request to (800) 228-2240, or by e-mail request to invrelations@werner.com. The documents may also be accessed on our Investor Relations website at investor.werner.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider it to be a part hereof or thereof.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our Investor Relations website at investor.werner.com. We are not incorporating by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part hereof or thereof. Information may also be obtained from us at Werner Enterprises, Inc., Post Office Box 45308, Omaha, Nebraska 68145-0308, Attention: Investor Relations, telephone: (800) 228-2240, e-mail: invrelations@werner.com.

PROSPECTUS

Werner Enterprises, Inc.

Common Stock

Certain of our shareholders (the “selling shareholders”) may offer and sell from time to time, in one or more issuances, shares of our common stock, $0.01 par value per share. The selling shareholders may offer our common stock in amounts, at prices and on terms determined at the time of offering. We will not receive any proceeds from the sales of any shares of common stock by any selling shareholder. The specific plan of distribution for any common stock to be offered will be described in a supplement to this prospectus. If any agents, underwriters or dealers are used to sell common stock, a prospectus supplement will name them and describe any compensation payable to them.

This prospectus may not be used to offer to sell any shares of common stock unless accompanied by a prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, carefully before you make an investment decision.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “WERN.”

Investing in our common stock involves certain risks. See “Risk Factors” on page 2 of this prospectus and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, any selling shareholder may sell our common stock from time to time and in one or more offerings. Each time common stock is offered, a supplement to this prospectus will be provided that contains information about the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus, including, but not limited to, identifying the selling shareholder(s). If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus and the applicable prospectus supplement, together with the documents incorporated or deemed incorporated by reference herein (as described below under the heading “Incorporation of Certain Information by Reference”) or therein, any related free writing prospectus we may file with the SEC and any other information to which we may refer you.

This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

Neither we nor any selling shareholder has authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus or in any applicable prospectus supplement or related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and the accompanying supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate only as of the date set forth on the front of the document and that any information incorporated by reference herein or therein is accurate only as of the date of the document

i

incorporated by reference, unless we indicate otherwise, even though this prospectus, any applicable prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or except as otherwise noted, as used in this prospectus the words “we,” “Company,” “us” and “our” refer to Werner Enterprises, Inc. and its consolidated subsidiaries. The term “selling shareholders” includes the successors-in-interest, donees, transferees or others who may later hold the selling shareholders’ interests.

ii

WERNER ENTERPRISES, INC.

We are a transportation and logistics company engaged primarily in transporting truckload shipments of general commodities in both interstate and intrastate commerce. We also provide logistics services through our Werner Logistics segment. We believe we are one of the largest truckload carriers in the United States (based on total operating revenues), and our headquarters are located in Omaha, Nebraska, near the geographic center of our truckload service area. We were founded in 1956 by Clarence L. Werner, who started the business with one truck at the age of 19 and serves as our Chairman. We were incorporated in the State of Nebraska in September 1982 and completed our initial public offering in June 1986 with a fleet of 632 trucks as of February 1986. At the end of the first quarter of 2020, our Truckload Transportation Services (“TTS”) segment had a fleet of 7,835 trucks.

We have two reportable segments, TTS and Werner Logistics, and we operate in the truckload and logistics sectors of the transportation industry. In the truckload sector, we focus on transporting consumer nondurable products that generally ship more consistently throughout the year. In the logistics sector, besides managing transportation requirements for individual customers, we provide additional sources of truck capacity, alternative modes of transportation, a global delivery network and systems analysis to optimize transportation needs.

Our principal executive offices are located at 14507 Frontier Road, Omaha, Nebraska 68138 and our telephone number at that address is (402) 895-6640.

1

RISK FACTORS

Investing in our common stock involves substantial risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in the applicable prospectus supplement. See “Where You Can Find More Information” elsewhere in this prospectus. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified may also materially and adversely affect our business, financial condition and results of operations. The market price of our common stock could decline if one or more of these risks and uncertainties actually occurs, causing you to lose all or part of the money you paid to buy our common stock.

2

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares of common stock by any selling shareholder.

3

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share. The following description of certain terms of our common stock is intended as a summary only and is qualified in its entirety by reference to our Restated Articles of Incorporation (“Articles of Incorporation”) and our Revised and Restated By-Laws (“By-Laws”), copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference herein, and to the applicable provisions of the Nebraska Model Business Corporation Act and the Nebraska Shareholders Protection Act.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on matters submitted to a vote at a meeting of shareholders. Applicable law requires and our By-Laws further provide, with respect to the election of directors, holders of our common stock have cumulative voting rights whereby they shall have the right to vote their shares for as many persons as there are directors to be elected, or to cumulate their shares and give one candidate as many votes as the number of directors multiplied by the number of shares such shareholder holds, or to distribute their votes on the same principle among as many or as few nominees as such shareholder desires.

Actions by Unanimous Written Consent. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Dividend Rights. The holders of our common stock are entitled to dividends and other distributions as and when declared by the our board of directors out of funds legally available therefor.

Liquidation Rights. Upon the liquidation, dissolution, or winding up of the Company, the holder of each share of our common stock would be entitled to share pro rata in the distribution of the Company’s assets available therefor.

Other Rights. Holders of our common stock are not entitled to preemptive rights to purchase, subscribe for, or otherwise acquire common stock of the Company or to any sinking fund. Shares of our common stock are not subject to any redemption provisions and are not convertible into any other security or other property of the Company. Our common stock is not subject to future calls or assessments by us.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Company.

Listing. Our common stock is listed on the Nasdaq Global Select Market under the symbol “WERN.”

Certain Articles of Incorporation, By-Law and Statutory Provisions

The provisions of our Articles of Incorporation and By-Laws and of the Nebraska Shareholders Protection Act summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Classified Board of Directors. In accordance with the terms of our Articles of Incorporation and By-Laws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of

4

one-third of the directors. Our By-Laws provide that, while a director may be removed by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors which vote is expressly called for that purpose, no individual director may be removed at a special meeting where less than the entire board is to be removed if the votes cast against the removal of such director would be sufficient to elect such director if they were cumulatively voted at an election of directors for the class of which such director is a member. Our By-Laws also provide that any vacancy on our board of directors shall be filled by vote of a majority of our directors then in office. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management. Further, the classified board framework may have the effect of reducing the impact of our shareholders’ cumulative voting rights and increasing the difficulty that minority shareholders have in electing a particular director or directors since a fewer number of directors are elected at each annual meeting of shareholders, resulting in a fewer number of votes per share of our common stock that can be accumulated by shareholders to vote for a particular nominee or nominees.

Special Meetings of Shareholders. Our By-Laws provide that a special meeting of shareholders may be called only by the chairman of our board of directors, the Executive Chairman, the President or by a resolution adopted by a majority of our board of directors. The By-Laws do not empower the holders of our common stock to call a special meeting of shareholders, do not require that the chairman, the Executive Chairman, the President or our board of directors call such a special meeting, and do not require that our board request the calling of a special meeting of shareholders.

Shareholders Protection Act. The Nebraska Shareholders Protection Act includes two provisions impacting potential takeovers of Nebraska corporations. First, the Nebraska Shareholders Protection Act, subject to certain exemptions, prohibits a Nebraska corporation (such as the Company) from engaging in any of a broad range of “business combinations” involving an “interested shareholder,” or any affiliate or associate of such interested shareholder, for a period of five years following the date that such shareholder became an interested shareholder, unless, prior to such date, the board of directors of the corporation has approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder.

Second, the Nebraska Shareholders Protection Act also restricts voting rights of shares acquired in a “control-share acquisition.” The Act specifically provides that shares acquired in a control-share acquisition have no voting rights with respect to matters other than the election of directors unless approved by a vote of shareholders of the corporation, and that any such control-share acquisition shall be approved by the affirmative vote of the holders of a majority of the corporation’s voting shares that are not “interested shares.” A “control-share acquisition” is an acquisition of voting stock in a corporation that, when added to the shares the shareholder had prior to the acquisition, would increase the shareholder’s voting power into one of the three following ranges: (i) between 20% and 33 1/3%, (ii) between 33 1/3% and 50% and (iii) over 50%. For purposes of the Nebraska Shareholders Protection Act, an “interested shareholder” is a person who owns 10% or more of a corporation’s outstanding voting stock, or an affiliate or associate of the corporation that owns, or within the preceding five years did own, 10% or more of the corporation’s outstanding voting stock.

5

SELLING SHAREHOLDERS

Information about the selling shareholders will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference herein.

6

PLAN OF DISTRIBUTION

The selling shareholders may sell shares of our common stock offered by this prospectus in and/or outside the United States:

•	through underwriters or dealers;

•	through or directly to agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions; or

•	through a combination of such methods.

A supplement to this prospectus will describe the particular terms of any offering of shares of our common stock, including the following:

•	the names of the selling shareholders in that offering;

•	the names of any underwriters or agents;

•	any discounts or commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the shares may be listed.

If underwriters are used in the sale, such underwriters will acquire the shares of our common stock for their own account. The underwriters may resell the shares in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

Shares of our common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased.

The selling shareholders may sell shares of our common stock through agents or dealers designated by them. Any agent or dealer involved in the offer or sale of the shares of common stock for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by the selling shareholders will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase shares of common stock from the selling shareholders as principal and may resell those shares at varying prices to be determined by the dealer.

Underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

The selling shareholders also may sell shares of our common stock directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts, concessions, commissions or fees received by them from the selling shareholders and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

7

We or the selling shareholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the shares of our common stock, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our common stock for their own account. In addition, to cover overallotments or to stabilize the price of the shares of our common stock, the underwriters or agents, as the case may be, may bid for, and purchase, such shares in the open market. Finally, in any offering of shares of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares of our common stock above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling shareholders may solicit offers to purchase the shares of our common stock directly from, and they may sell such shares directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Although our common stock is listed on the Nasdaq Global Select Market under the symbol “WERN,” we cannot give any assurance as to the liquidity of the trading market for our common stock.

The selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the selling shareholders pay for solicitation of these contracts.

The selling shareholders may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use shares of common stock pledged by a selling shareholder or borrowed from a selling shareholder or others to settle those sales or to close out any related open borrowings of shares of common stock, and may use shares of common stock received from any selling shareholder in settlement of those derivatives to

8

close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement. Such financial institution or other third party may transfer its economic short position to investors in our common stock or in connection with a concurrent offering of other securities.

The selling shareholders may transfer their shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. The selling shareholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act.

9

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of common stock offered hereby will be passed upon by Baird Holm LLP. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Werner Enterprises, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, the related financial statement schedule II listed in the Index in Item 15(a)(2), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019, due to the adoption of ASC Topic 842, Leases, and a change in the method of accounting for revenues as of January 1, 2018, due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 20, 2020, March 27, 2020, April 16, 2020, May 12, 2020 and June 2, 2020;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2020; and

•

the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on June 5, 1986, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all future documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC) prior to the termination of the offering of our common stock to which this prospectus and the accompanying prospectus supplement relate, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

10

If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated or deemed incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Werner Enterprises, Inc., Post Office Box 45308, Omaha, Nebraska 68145-0308, Attention: Investor Relations, by telephone request to (800) 228-2240, or by e-mail request to invrelations@werner.com. The documents may also be accessed on our Investor Relations website at investor.werner.com. Information contained on our website is not incorporated by reference into this prospectus or the accompanying prospectus supplement and you should not consider it to be a part hereof or thereof.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our Investor Relations website at investor.werner.com. We are not incorporating by reference into this prospectus or the accompanying prospectus supplement the information on our website, and you should not consider it to be a part hereof or thereof. Information may also be obtained from us at Werner Enterprises, Inc., Post Office Box 45308, Omaha, Nebraska 68145-0308, Attention: Investor Relations, telephone: (800) 228-2240, e-mail: invrelations@werner.com.

11

12,845,930 Shares

Werner Enterprises, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

MORGAN STANLEY

                    , 2020